EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                 MARCH 6, 2014

TANDY LEATHER FACTORY REPORTS 2013 EARNINGS UP 30% OVER 2012
PROVIDES SALES AND EARNINGS GUIDANCE FOR 2014

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the fourth quarter and year ended December 31, 2013.  A conference call will be conducted by senior management at 12:00 p.m. Eastern Time on March 6, 2014.  Dial-in details have been provided previously.

Consolidated net income for the quarter was $2.5 million compared to consolidated net income of $2.2 million for the fourth quarter of 2012.  Fully diluted earnings per share for the quarter were $0.24, compared to $0.22 for the same quarter of the previous year.  Total sales for the quarter ended December 31, 2013 increased 4% to $21.5 million from $20.6 million for the fourth quarter of 2012.  Consolidated sales for the year ended December 31, 2013 were $78.3 million, up 8% from 2012 sales of $72.7 million.  Consolidated net income for 2013 was $7.3 million or $0.71 per fully-diluted share versus $5.6 million or $0.55 per fully-diluted share for 2012.

Sales in the Retail Leathercraft division for the fourth quarter of 2013 increased $543,000 over the previous year's fourth quarter, representing a 4% improvement.  Same stores sales increased 3% over the fourth quarter of 2012.  Seventy-nine Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2013, compared to seventy-eight retail stores a year earlier.  For the year, Retail Leathercraft’s sales increased $4.4 million, or 10%, over 2012. Same store sales for the year increased 9% compared to 2012.

Fourth quarter sales for the Wholesale Leathercraft division increased $278,000 over the same quarter of 2012, a 4% improvement.  Same store sales increased 4% while national account sales were down 4% for the quarter.  Twenty-nine Leather Factory wholesale stores comprised Wholesale Leathercraft’s operations on December 31, 2013 and 2012.  For the year, Wholesale Leathercraft’s sales were up $535,000, or 2%.  2013 same store sales increased 4% while sales to national accounts were down 25%.  National Account sales represented 5% of the division’s sales in 2013, and only 2% of total company sales.

International Leathercraft’s fourth quarter sales increased $90,000 over the same quarter of 2012, a 10% improvement.  For the year, International Leathercraft’s sales increased 20% to $3.9 million from $3.2 million in 2012.  All three stores in the segment have been opened for both periods, so same store sales for the quarter and year were the same as the segment’s sales.  Three stores comprised International Leathercraft’s operations on December 31, 2013 and 2012.

Consolidated gross profit margin for the fourth quarter was 63.9%, matching that of the fourth quarter 2012.  For 2013, consolidated gross profit margin was 63.0%, declining slightly from the previous year's gross profit margin of 63.1%.  Consolidated operating expenses for the fourth quarter of 2013 were 45.9% of sales, increasing $167,000 or 1.7% over the same quarter of 2012.  Operating expenses totaled 48.6% of sales for 2013, increasing $1.3 million, or 3.5% over 2012.

Jon Thompson, Chief Executive Officer, commented, " We believed we performed well in 2013, as our sales and operating margin again exceeded that of last year.  In 2014, we recently opened a new store in the US and are considering several others later in the year. Further, we will continue to expand the size of our existing stores in the US and Canada as we believe that strategy is working well as evidenced by our sales trend.”

Shannon Greene, Chief Financial Officer and Treasurer, added, “We met the upper end of our earnings guidance for 2013, as sales and earnings increased over the prior year and all three segments achieved sales gains.  The majority of our stores are performing well.  We ended the year with a solid cash balance which is the result of strong sales, successful inventory management and expense control.”

Financial Outlook:

The following statements are based on TLF's current expectations as of March 6, 2014.  These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company expects to open 2-3 stores in 2014 in the US.  Estimated consolidated net sales for 2014 will be in the range of $82 to $83 million.  EPS for 2014 are expected to be in the range of $0.80 to $0.83.  Average shares outstanding, both basic and diluted, in 2014 are estimated to be approximately 10.2 million.  The Company assumes an effective tax rate for the year between 36% and 37%.

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 78 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	317) 867-2839 or mgilbert@magellanfincom

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 12/31/13		Quarter Ended 12/31/12
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$7,449,618	$1,987,197	$7,171,993	$1,692,410
Retail Leathercraft	13,065,315	1,783,725	12,522,682	1,780,813
International Leathercraft	1,034,208	123,591	943,888	6,978
Total Operations	$21,549,141	$3,894,513	$20,638,563	$3,480,201

	Year Ended 12/31/13		Year Ended 12/31/12
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$27,384,614	$4,840,416	$26,850,002	$3,730,678
Retail Leathercraft	46,995,902	6,026,731	42,616,546	5,436,745
International Leathercraft	3,904,069	399,643	3,254,076	(23,418)
Total Operations	$78,284,585	$11,266,790	$72,720,624	$9,144,005

Wholesale Leathercraft	Quarter Ended 12/31/13		Quarter Ended 12/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	29	$7,227,891	29	$6,941,017
Closed store	-	-	-	-
National account group		221,727		230,976
Total Sales – Wholesale Leathercraft	29	$7,449,618	29	$7,171,993

	Year Ended 12/31/13		Year Ended 12/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	29	$26,125,015	29	$25,173,354
Closed store	-	-	-	-
National account group		1,259,599		1,676,648
Total Sales – Wholesale Leathercraft	29	$27,384,614	29	$26,850,002

Retail Leathercraft	Quarter Ended 12/31/13		Quarter Ended 12/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	75	$12,684,246	75	$12,261,743
New store sales	4	218,098	1	67,075
Closed store sales	2	162,971	2	193,864
Total Sales – Retail Leathercraft	79	$13,065,315	76	$12,522,682

	Year Ended 12/31/13		Year Ended 12/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	75	$45,768,643	75	$41,888,874
New store sales	4	584,810	1	67,075
Closed store sales	2	642,449	2	660,597
Total Sales – Retail Leathercraft	79	$46,995,902	76	$42,616,546

International Leathercraft	Quarter Ended 12/31/13		Quarter Ended 12/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,034,208	3	$943,888
New store sales	-	-	-	-
Total Sales – Intl Leathercraft	3	$1,034,208	3	$943,888

	Year Ended 12/31/13		Year Ended 12/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	3	$3,904,069	3	$3,254,076
New store sales	-	-	-	-
Total Sales – Intl Leathercraft	3	$3,904,069	3	$3,254,076

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012

	Three Months		Twelve Months
	2013 (unaudited)	2012	2013 (unaudited)	2012
NET SALES	$21,549,141	$20,638,563	$78,284,585	$72,720,624

COST OF SALES	7,773,010	7,443,494	28,956,561	26,814,950

Gross Profit	13,776,131	13,195,069	49,328,024	45,905,674

OPERATING EXPENSES	9,881,618	9,714,868	38,061,234	36,761,669

INCOME FROM OPERATIONS	3,894,513	3,480,201	11,266,790	9,144,005

Interest expense	48,104	64,683	206,763	240,934
Other, net	(21,932)	17,212	(160,732)	(42,574)
Total other expense	26,172	81,895	46,031	198,360

INCOME BEFORE INCOME TAXES	3,868,341	3,398,306	11,220,759	8,945,645

PROVISION FOR INCOME TAXES	1,380,130	1,196,750	3,955,042	3,349,575

NET INCOME	$2,488,211	$2,201,556	$7,265,717	$5,596,070

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.24	$0.22	$0.71	$0.55
Diluted	$0.24	$0.22	$0.71	$0.55

NET INCOME PER COMMON SHARE:
Basic	$0.24	$0.22	$0.71	$0.55
Diluted	$0.24	$0.22	$0.71	$0.55

Weighted Average Number of Shares Outstanding:
Basic	10,198,733	10,159,877	10,176,492	10,157,395
Diluted	10,233,009	10,178,759	10,216,438	10,175,346

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/13 (unaudited)	12/31/12
ASSETS
CURRENT ASSETS:
Cash	$11,082,679	$7,705,182
Accounts receivable-trade, net of allowance for doubtful accounts
of $1,000 and 112,000 in 2013 and 2012, respectively	762,405	822,772
Inventory	26,300,830	25,862,784
Deferred income taxes	309,533	349,478
Other current assets	1,609,644	776,463
	478,593	153,450
Total current assets	40,543,684	35,670,129

PROPERTY AND EQUIPMENT, at cost	20,290,990	17,574,895
Less accumulated depreciation and amortization	(5,863,280)	(5,630,305)
	14,427,710	11,944,590

GOODWILL	981,985	990,725
OTHER INTANGIBLES, net of accumulated amortization of
$622,000 and $582,000 in 2013 and 2012, respectively	103,228	145,533
OTHER assets	341,959	336,695
	$56,398,566	$49,087,672

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,884,637	$1,612,627
Accrued expenses and other liabilities	5,808,882	5,928,798
Income taxes payable	272,198	113,705
Current maturities of long-term debt	202,500	202,500
Total current liabilities	8,168,217	7,857,630

DEFERRED INCOME TAXES	1,212,557	806,525

LONG-TERM DEBT, net of current maturities	2,396,250	2,902,500
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 11,192,356 and 11,156,065 shares issued at 2013 and 2012,
10,18,733 and 10,162,442 outstanding at 2013 and 2012, respectively	26,862	26,775
Paid-in capital	5,892,907	5,767,508
Retained earnings	41,507,592	34,241,875
Treasury stock at cost (993,623 shares at 2013 and 2012)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	88,249	378,927
Total stockholders' equity	44,621,542	37,521,017
	$56,398,566	$49,087,672

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012

	2013 (unaudited)	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,265,717	$5,596,070

Adjustments to reconcile net income to net cash
provided by operating activities -
Depreciation and amortization	1,194,612	1,068,226
Loss on disposal or abandonment of assets	109,222	21,092
Non-cash stock-based compensation	11,686	10,000
Deferred income taxes	445,977	(120,531)
Other	(261,908)	(15,227)
Net changes in assets and liabilities, net of effect of
business acquisitions:
Accounts receivable-trade, net	60,367	505,807
Inventory	(438,046)	(5,922,533)
Income taxes	158,493	(525,192)
Prepaid expenses	(833,181)	(36,728)
Other current assets	(325,143)	55,274
Accounts payable-trade	272,010	(10,070)
Accrued expenses and other liabilities	(119,916)	1,287,607
Total adjustments	274,173	(3,682,275)
Net cash provided by operating activities	7,539,890	1,913,795

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,770,022)	(2,686,221)
Purchases of certificates of deposit	-	-
Proceeds from sales or maturities of certificates of deposit	-	423,893
Proceeds from sale of assets	5,343	1,230
Decrease (increase) in other assets	(5,264)	4,545
Net cash used in investing activities	(3,769,943)	(2,256,553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(506,250)	(202,500)
Payment of dividend	-	(2,536,131)
Proceeds from issuance of common stock and warrants	113,800	20,980
Net cash used in financing activities	(392,450)	(2,717,651)

NET (DECREASE) INCREASE IN CASH	3,377,497	(3,060,409)

CASH, beginning of period	7,705,182	10,765,591

CASH, end of period	$11,082,679	$7,705,182

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$206,763	$240,934
Income tax paid during the period, net of (refunds)	3,348,676	4,004,510